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                                                                Exhibit 23.1


                         INDEPENDENT AUDITORS' REPORT


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Steel Dynamics, Inc. for the registration of shares of its common stock, and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements of Steel Dynamics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




/s/ Ernst & Young LLP



Fort Wayne, Indiana
February 26, 2002